EXHIBIT 99.1

CONTACT: DENNIS WELLS or
FOR IMMEDIATE RELEASE	RON STOWELL
DATE: APRIL 21, 2016	(513) 793-3200

LSI INDUSTRIES INC. REPORTS OPERATING RESULTS
FOR THE THIRD QUARTER AND NINE MONTHS ENDED MARCH 31, 2016,
DECLARES REGULAR CASH DIVIDEND AND APPOINTS NEW DIRECTOR

Cincinnati, OH; April 21, 2016 – LSI Industries Inc. (NASDAQ:  LYTS) today:

•	reported third quarter FY 2016 net sales of $70,740,000 an increase of 3% as compared to $68,603,000 in the same period of the prior fiscal year;

•	reported third quarter FY 2016 net income of $522,000, or $0.02 per share, an increase of 33% as compared to $393,000, or $0.02 per share, for the same period of the prior fiscal year;

•	reported nine month FY 2016 net sales of $241,352,000, an increase of 4% as compared to $231,784,000 in the prior fiscal year;

•	reported nine month FY 2016 net income of $8,054,000, or $0.32 per share, an increase of 130% as compared to net income of $3,508,000, or $0.14 per share, for the prior fiscal year;

•	declared a regular quarterly cash dividend of $0.05 per share payable May 2, 2016 to shareholders of record May 10, 2016; and

•	announced the appointment of John K. Morgan, former Chairman, CEO and President of Zep Inc., to the Board of Directors.

Financial Highlights
(In Thousands, except per share data; unaudited)	Three Months Ended March 31			Nine Months Ended March 31
	2016	2015	% Change	2016	2015	% Change
Net Sales	$70,740	$68,603	3%	$241,352	$231,784	4%
Operating Income as reported	$732	$582	26%	$11,875	$5,340	122%
Severance Costs, (income)	178	(295)	n/m	401	662	(39%)
Self-insured death benefit	--	1,000	n/m	--	1,000	n/m
Loss on sale of assets, net	--	--	n/m	--	222	n/m
Operating Income as adjusted	$910	$1,287	(29%)	$12,276	$7,224	70%

Net Income as reported	$522	$393	33%	$8,054	$3,508	130%
Net Income as adjusted	$639	$842	(24%)	$8,317	$4,807	73%
Earnings per share
(diluted) as reported	$0.02	$0.02	--	$0.32	$0.14	129%
Earnings per share
(diluted) as adjusted	$0.02	$0.03	-33%	$0.33	$0.20	65%

	3/31/16	6/30/15
Working Capital	$91,639	$83.967
Total Assets	$190,262	$182,379
Long-Term Debt	$ nil	$ nil
Shareholders' Equity	$ 154,454	$ 142,952

(a)
The Company incurred net pre-tax severance expense (income) of $178,000 and $(295,000), and $401,000 and $662,000 in the third quarter and nine month periods of fiscal 2016 and fiscal 2015, respectively.  The Company sold a manufacturing facility as well as a subsidiary in the first quarter of fiscal 2015, both of which netted to a pre-tax net loss of $222,000.  Additionally, the Company recorded a $1,000,000 self-insured death benefit expense in the third quarter of fiscal 2015 related to the Company's former Chairman and Chief Executive Officer. Operating income, net income, and earnings per share (diluted) before severance costs, a self-insured death benefit, the sale of assets and tax effect of the utilization of a long-term capital loss are Non-GAAP financial measures (see page 4).

Management Comments and Outlook

Dennis W. Wells, Chief Executive Officer and President, commented, "I am pleased that LSI was profitable in the third quarter, our seasonally weakest period of the fiscal year.  However, it should have been much better.  The substantial and continuous progress we have made in improving operating margins was blunted during the third quarter by the need to book an additional $1.0 million of warranty expense.  This issue is being thoroughly investigated and resulted primarily from problems with LED drivers.  We no longer sell the problem drivers, and we have targeted reducing our level of warranty claims as a high priority objective."

Steady progress continues to be made in reducing operating expenses and improving efficiencies.  Our company-wide, lean-transformation programs and the benefits of the LSI Business System are producing desired results with a long runway of potential improvements ahead."

Sales growth, though modest, resumed in the third quarter and the outlook is very positive.  LSI recently secured contract extensions with three of our most important petroleum customers that range from three-to-seven years.  These contracts represent over 25,000 petroleum sites across the United States as LSI implements its Lighting + Graphics + Technology = Image capabilities to provide world class service and image solutions to our customers.  We are active on multiple fronts to accelerate sales and show potential customers the LSI difference."

I am pleased to announce the appointment of John K. Morgan to the Board of Directors of LSI Industries.  Mr. Morgan served as Chairman, President and CEO of Zep Inc. from October 2007 until his retirement in June 2015.  Prior to joining Zep, Mr. Morgan held several positions at Acuity Brands from 2001 through 2007, including Executive Vice President of Acuity Brands and President and CEO of Acuity Specialty Products.  Mr. Morgan has extensive experience in the lighting industry, and I welcome his contribution to our Board of Directors."

As stated previously, but worth repeating, my mission and that of the LSI management team is to achieve higher earnings, increase cash dividends and develop shareholder value.  Greater efficiencies resulting in higher profit margins, combined with increasing sales, produces very attractive operating leverage.  We know what we need to do and are focused on implementing our plans to accomplish our goals."

Fiscal 2016 will likely be LSI's most profitable year since fiscal 2007.  We are confident that fiscal 2017 will be even better as we move forward to increase sales and improve profit margins."

Our final quarter of fiscal 2016 is shaping up to be strong and I look forward to reporting significantly improved fourth quarter and fiscal 2016 operating results to you."

Third Quarter Fiscal 2016 Results

Net sales in the third quarter of fiscal 2016 were $70,740,000, an increase of 3% as compared to last year's third quarter net sales of $68,603,000.  Lighting Segment net sales increased 1.0% to $49,331,000, Graphics Segment net sales increased 28.4% to $17,162,000, and Technology Segment net sales (excluding significant intersegment net sales) decreased 33.3% to $4,247,000.  After consideration of the Technology Segment's intersegment sales in support of LED products manufactured and sold by the Lighting Segment, this segment's net sales were level with third quarter of the prior year.  In the third quarters of fiscal 2016 and fiscal 2015 the Company recorded a pre-tax severance cost expense (income) of $178,000 and $(295,000), respectively, and recorded a pre-tax self-insured death benefit of $1,000,000 in the third quarter of fiscal 2015.  The fiscal 2016 third quarter net income of $522,000, or $0.02 per share, increased 33% over the fiscal 2015 third quarter net income of $393,000 or $0.02 per share.  Earnings per share represents diluted earnings per share.

Nine Month Fiscal 2016 Results

Net sales in the first nine months of fiscal 2016 were $241,352,000, an increase of 4% as compared to last year's nine month net sales of $231,784,000.  Lighting Segment net sales increased 2.2% to $168,007,000, Graphics Segment net sales increased 20.7% to $59,949,000, Technology Segment net sales (excluding significant intersegment net sales) decreased 24.3% to $13,396,000 and All Other Category net sales decreased to zero as a result of the sale early in fiscal 2015 of the only subsidiary reported therein.  After consideration of the Technology Segment's intersegment sales in support of LED products manufactured and sold by the Lighting Segment, this segment's net sales increased 3.0% in the first nine months of fiscal 2016.  The Company recorded $401,000 and $662,000 of pre-tax severance costs in the first nine months of fiscal 2016 and fiscal 2015, respectively.  Also in the first nine months of fiscal 2015 the Company recorded a $1,000,000 pre-tax self-insured death benefit, a $343,000 pre-tax gain on the sale of a manufacturing facility in the Graphics Segment, sold a subsidiary that had been reported in the All Other Category for $1,928,000 and recorded a pre-tax loss of $565,000 in Corporate Administrative expenses, and recorded a $101,000 income tax benefit related to the utilization of a portion of this long-term capital loss, all with no comparable items in fiscal 2016.  The nine month fiscal 2016 net income of $8,054,000, or $0.32 per share, increased 130% from fiscal 2015 nine month net income of $3,508,000, or $0.14 per share.  Earnings per share represents diluted earnings per share.

Balance Sheet

The balance sheet at March 31, 2016 included current assets of $125.1 million, current liabilities of $33.4 million and working capital of $91.6 million, which includes cash of $33.8 million.  The current ratio was 3.7 to 1.  The Company has shareholders' equity of $154.5 million, no long-term debt, and borrowing capacity on its commercial bank facility as of March 31, 2016 of $30.0 million.  With continued strong cash flow, a sound and conservatively capitalized balance sheet, and $30 million in credit facilities, LSI Industries believes its financial condition is sound and capable of supporting the Company's planned growth, including acquisitions, if any.

Cash Dividend Actions

The Board of Directors declared a regular quarterly cash dividend of $0.05 per share in connection with the third quarter of fiscal 2016 payable May 10, 2016 to shareholders of record as of May 2, 2016.  The indicated annual cash dividend rate is $0.20 per share. The Board of Directors has adopted a policy regarding dividends which indicates that dividends will be determined by the Board of Directors in its discretion based upon its evaluation of earnings, cash flow requirements, financial condition, debt levels, stock repurchases, future business developments and opportunities, and other factors deemed relevant.

Non-GAAP Financial Measures

This press release includes adjustments to GAAP net income and earnings per share for the three and nine month periods ended March 31, 2016 and March 31, 2015.  Adjusted net income and earnings per share, which exclude the impact of severance costs, a self-insured death benefit, the sale of a manufacturing facility, the sale of a subsidiary, and the tax benefit of utilization of a portion of the related long-term capital loss are non-GAAP financial measures.  We believe that these are useful as supplemental measures in assessing the operating performance of our business.  These measures are used by our management, including our chief operating decision maker, to evaluate business results.  We exclude these non-recurring items because they are not representative of the ongoing results of operations of our business.  Below is a reconciliation of these non-GAAP financial measures to the net income and earnings per share reported for the periods indicated.

(in thousands, except per share data; unaudited)	Nine Month Period
	FY 2016	Diluted EPS	FY 2015	Diluted EPS
Reconciliation of net income to adjusted net income:

Net income and earnings per share as reported	$8,054	$0.32	$3,508	$0.14

Adjustment for severance costs,
inclusive of the income tax effect	263	0.01	422	0.02

Adjustment for self-insured death benefit
expense, inclusive of the income tax effect	--	--	637	0.03

Adjustment for the gain on the
sale of a manufacturing facility,
inclusive of the income tax effect	--	--	(224)	(0.01)

Adjustment for the loss on sale of a subsidiary	--	--	565	0.02

Income tax effect of utilization of a long-term capital loss
	--	--	(101)	--

Adjusted net income and earnings per share	$8,317	$0.33	$4,807	$0.20

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This document contains certain forward-looking statements that are subject to numerous assumptions, risks or uncertainties.  The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements.  Forward-looking statements may be identified by words such as "estimates," "anticipates," "projects," "plans," "expects," "intends," "believes," "seeks," "may," "will," "should" or the negative versions of those words and similar expressions, and by the context in which they are used.  Such statements, whether expressed or implied, are based upon current expectations of the Company and speak only as of the date made.  Actual results could differ materially from those contained in or implied by such forward-looking statements as a result of a variety of risks and uncertainties over which the Company may have no control.  These risks and uncertainties include, but are not limited to, the impact of competitive products and services, product demand and market acceptance risks, potential costs associated with litigation and regulatory compliance, reliance on key customers, financial difficulties experienced by customers, the cyclical and seasonal nature of our business, the adequacy of reserves and allowances for doubtful accounts, fluctuations in operating results or costs whether as a result of uncertainties inherent in tax and accounting matters or otherwise, unexpected difficulties in integrating acquired businesses, the ability to retain key employees of acquired businesses, unfavorable economic and market conditions, the results of asset impairment assessments, the Company's ability to maintain an effective system of internal control over financial reporting, our ability to remediate any material weaknesses in our internal control over financial reporting and any other risk factors that are identified herein.  You are cautioned to not place undue reliance on these forward-looking statements.  In addition to the factors described in this paragraph, the risk factors identified in our Form 10-K and other filings the Company may make with the SEC constitute risks and uncertainties that may affect the financial performance of the Company and are incorporated herein by reference.  The Company does not undertake and hereby disclaims any duty to update any forward-looking statements to reflect subsequent events or circumstances.

About the Company

We are a customer-centric company that positions itself as a value-added, trusted partner in developing superior image solutions through our world-class lighting, graphics, and technology capabilities.  Our core strategy of "Lighting + Graphics + Technology = Complete Image Solutions" differentiates us from our competitors.

We are committed to advancing solid-state LED technology to make affordable, high performance, energy-efficient lighting and custom graphic products that bring value to our customers.  We have a vast offering of innovative solutions for virtually any lighting or graphics application.  In addition, we provide sophisticated lighting and energy management control solutions to help customers manage their energy performance.  Further, we provide a full range of design support, engineering, installation and project management services to our customers.

We are a vertically integrated U.S.-based manufacturer concentrating on serving customers in North America and Latin America.  Our major markets include commercial / industrial lighting, petroleum / convenience store and multi-site retail (including automobile dealerships, restaurants and national retail accounts).  Headquartered in Cincinnati, Ohio, LSI has facilities in Ohio, California, Kansas, Kentucky, New York, North Carolina, Oregon, Rhode Island and Texas.  The Company's common shares are traded on the NASDAQ Global Select Market under the symbol LYTS.

For further information, contact either Dennis Wells, Chief Executive Officer and President, or Ron Stowell, Vice President, Chief Financial Officer, and Treasurer at (513) 793-3200.

Additional note:    Today's news release, along with past releases from LSI Industries, is available on the Company's internet site at www.lsi-industries.com or by email or fax, by calling the Investor Relations Department at (513) 793-3200.

Condensed Consolidated Statements of Operations
(in thousands, except per share data; unaudited)	Three Months Ended March 31		Nine Months Ended March 31
	2016	2015	2016	2015
Net sales	$70,740	$68,603	$241,352	$231,784
Cost of products and services sold	54,191	52,298	177,528	176,316
Gross profit	16,549	16,305	63,824	55,468

Selling and administrative expenses	15,817	15,723	51,949	50,128

Operating income	732	582	11,875	5,340

Interest (income) expense, net	(19)	3	(27)	17

Income before income taxes	751	579	11,902	5,323

Income tax expense	229	186	3,848	1,815

Net income	$522	$393	$8,054	$3,508
Income per common share
Basic	$0.02	$0.02	$0.32	$0.14
Diluted	$0.02	$0.02	$0.32	$0.14

Weighted average common shares outstanding
Basic	25,080	24,528	24,918	24,470
Diluted	25,700	24,643	25,494	24,550

Condensed Consolidated Balance Sheets
(in thousands; unaudited)	March 31, 2016	June 30, 2015
Current Assets	$125,082	$120,814
Property, Plant and Equipment, net	47,248	43,188
Other Assets	17,932	18,377
	$190,262	$182,379

Current Liabilities	$33,443	$36,847
Long-Term Debt	--	--
Other Long-Term Liabilities	2,365	2,580
Shareholders' Equity	154,454	142,952
	$190,262	$182,379